   As filed with the Securities and Exchange Commission on December 31, 1996

                                                       Registration No. 33-
=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                      95-1068610
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                             114 EAST FIFTH STREET
                        SANTA ANA, CALIFORNIA 92701-4642
                    (Address of principal executive offices)

                             --------------------

        THE FIRST AMERICAN FINANCIAL CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                             --------------------

          MARK R ARNESEN, ESQ.                              (Copy to)
      VICE PRESIDENT, SECRETARY                         NEIL W. RUST, ESQ.
THE FIRST AMERICAN FINANCIAL CORPORATION                   WHITE & CASE
         114 EAST FIFTH STREET                         633 WEST FIFTH STREET
       SANTA ANA, CALIFORNIA 92701                 LOS ANGELES, CALIFORNIA 90071
           (714) 558-3211                                 (213) 620-7700
      (Name, address and telephone
       number of agent for service)
                             --------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                          PROPOSED            PROPOSED
                                        AMOUNT             MAXIMUM             MAXIMUM           AMOUNT OF
      TITLE OF SECURITIES               TO BE          OFFERING PRICE         AGGREGATE        REGISTRATION
        TO BE REGISTERED              REGISTERED        PER SHARE(1)      OFFERING PRICE(1)       FEE(1)
Common stock, $1.00 par value      1,250,000 shares       $40.375            $40,586,250        $12,298.86
=============================================================================================================

   (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act, based (i) on the $25.625 per share exercise price of 670,000 shares subject to options granted previous to the filing of this Registration Statement and, as to the remaining 580,000 shares, (ii) on the average of the high and low prices of the Common stock traded on the New York Stock Exchange as of December 27, 1996.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby states that the documents listed in (1), (2), (3),
(4), (5) and (6) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     (5)  The Registrant's Report on Form 8-K dated April 23, 1996; and

     (6) The description of the Common stock contained in the Registrant's Registration Statement on Form 8-A registering its Common stock, par value $1.00 per share, under Section 12(b) of the Exchange Act, dated November 23, 1993.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of the this provision is to exculpate directors from any liability to the Registrant,or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     The Registrant's 1996 Stock Option Plan (the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, however, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          4.     The First American Financial Corporation 1996 Stock Option
                 Plan.

          5. Opinion of Mark R Arnesen, Esq., Corporate Counsel and Secretary, regarding legality.

          23.1.  Consent of Price Waterhouse.

          23.2.  Consent of Mark R Arnesen, Esq. (contained in Exhibit 5).

          24.    Power of Attorney.


ITEM 9.   UNDERTAKINGS.

     A.   Rule 415 Offering.  The undersigned Registrant hereby undertakes:
          -----------------

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.   Filings Incorporating Subsequent Exchange Act Documents by
               ----------------------------------------------------------
Reference.  The undersigned Registrant hereby undertakes that, for purposes of
---------
determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is
incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          C.   Securities and Exchange Commission Position on Indemnification.
               --------------------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on December 30, 1996.

                         THE FIRST AMERICAN FINANCIAL CORPORATION



                         By: /s/ Parker S. Kennedy
                             -------------------------------------
                            Parker S. Kennedy, President
                            (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  December 30, 1996      By:/s/ D.P. Kennedy
                                 ---------------------------------
                                D.P. Kennedy, Chairman
                                and Director



Date:  December 30, 1996      By: /s/ Parker S. Kennedy
                                 ---------------------------------
                                Parker S. Kennedy, President
                                and Director



Date:  December 30, 1996      By: /s/ Thomas A. Klemens
                                 ---------------------------------
                                 Thomas A. Klemens, Executive Vice
                                 President, Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  December 30, 1996                 By:/s/ George L. Argyros*
                                            ----------------------------------
                                            George L. Argyros, Director

Date:  December 30, 1996                 By:/s/ Gary J. Beban*
                                            ----------------------------------
                                            Gary J. Beban, Director

Date:  December 30, 1996                 By:/s/ J. David Chatham*
                                            ----------------------------------
                                            J. David Chatham, Director

Date:  December 30, 1996                 By:/s/ William G. Davis*
                                            ----------------------------------
                                            William G. Davis, Director

Date:  December 30, 1996                 By:/s/ James L. Doti*
                                            ----------------------------------
                                            James L. Doti, Director

Date:  December 30, 1996                 By:/s/ Lewis W. Douglas, Jr.*
                                            ----------------------------------
                                            Lewis W. Douglas, Jr., Director

Date:  December 30, 1996                 By:/s/ Paul B. Fay, Jr.*
                                            ----------------------------------
                                            Paul B. Fay, Jr., Director

Date:  December 30, 1996                 By:/s/ Robert B. McLain*
                                            ----------------------------------
                                            Robert B. McLain, Director

Date:  December 30, 1996                 By:/s/ Anthony R. Moiso*
                                            ----------------------------------
                                            Anthony R. Moiso, Director

Date:  December 30, 1996                 By:/s/ Rudolph J. Munzer*
                                            ----------------------------------
                                            Rudolph J. Munzer, Director

Date:  December 30, 1996                 By:/s/ Frank E. O'Bryan*
                                            ----------------------------------
                                            Frank E. O'Bryan, Director

Date:  December 30, 1996                 By:/s/ Roslyn B. Payne*
                                            ----------------------------------
                                            Roslyn B. Payne, Director

Date:  December 30, 1996                 By:/s/ Virginia Ueberroth*
                                            ----------------------------------
                                            Virginia Ueberroth, Director


*By:/s/ Mark R Arnesen
    -----------------------------
    Mark R Arnesen
    Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   4.                   The First American Financial Corporation 1996
                        Stock Option Plan.

   5. Opinion of counsel regarding the legality of the shares of common stock

   23.1.                Consent of independent auditors

   23.2.                Consent of counsel*

   24.                  Power of Attorney

--------------------------

*    Included in Exhibit 5.